UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2019

Pulse Evolution Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Pulse Evolution Group, Inc. (the “Company”) on August 21, 2019, on August 15, 2019, the Company acquired 100% of the issued and outstanding capital stock of Facebank AG, a privately-owned Swiss corporation (the “Facebank AG”) pursuant to a Share Exchange and Purchase Agreement, dated April 15, 2019 (the “Share Exchange Agreement”).

Facebank AG is a Swiss holding company which then owned a 18.6% minority interest in Nexway AG (“Nexway AG”) and, as set forth in the Share Exchange Agreement, had entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) on August 15, 2019, with The Native SA, a publicly traded Swiss ecommerce and digital media company (“Native”) to acquire an aggregate 62.6% majority interest in Nexway AG from Native.

The Company purchased Facebank AG, principally to secure a global distribution network for the Company’s digital human applications and entertainment properties, which includes access to Nexway AG’s existing customer list of 14 million active subscribers, the considerably greater reach of Nexway AG’s custodial access to its clients’ customer lists, and the ability to conduct business directly in roughly 180 countries.

Prior to entry into the Asset Purchase Agreement and as a condition precedent of entry into the Asset Purchase Agreement, 45,565 shares of Nexway AG had already been transferred by Native to StockAccess Holdings SAS (“SAH”) a wholly owned subsidiary of Facebank AG, which directly or indirectly holds control investments in multiple other material subsidiaries, including Highlight Finance Corp. in the British Virgin Islands (“HFC”).

Nexway AG is a Karlsruhe-based and Germany-listed digital software and solutions company, which provides a subscription-based platform for the monetization of intellectual property, principally for entertainment, games and security software companies, through its proprietary merchant presence in 180 different countries. Nexway AG has its website at http://www.nexway.com; the information contained in this website is not a part of this current report on Form 8-K and is not incorporated herein.

On September 19, 2019, the Asset Purchase Agreement was consummated pursuant to Native transferring 287,855 shares in Nexway AG to Facebank AG, in exchange for a purchase price of EUR 3,543,750 consisting of EUR 2,000,0000 in cash and 3 bonds of SAH maturing on April 1, 2024, ISIN DE000A2RY4P4 of EUR 500,000 par value each with an aggregate par value of EUR 1,500,000 and EUR 1,543,750 including accrued interest (the “Purchase Price”). The Purchase Price was paid prior to August 31, 2019, and pursuant to the Asset Purchase Agreement 35,000 shares of HFC were transferred to Facebank AG prior to August 31, 2019, as part of the assets being purchased thereunder.

Pursuant to the closing of the Asset Purchase Agreement on September 19, 2019, Facebank AG now holds a total of 333,420 shares of Nexway AG representing 62.6% ownership interest in Nexway AG.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 2.01 by reference.

Item 8.01. Other Events.

On September 24, 2019, the Company issued a press release (the “Press Release”) regarding Facebank AG’s consummation of the Asset Purchase Agreement with Native pursuant to which Facebank AG acquired 62.6% ownership in Nexway AG. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in any websites included in the Press Release is not a part of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Company shall provide the financial statements required by this item not later than December 5, 2019 (71 calendar days after the date that this Form 8-K must be filed)

(b) Pro forma financial information.

The Company shall provide the pro forma financial information required by this item not later than December 5, 2019 (71 calendar days after the date that this Form 8-K must be filed).

(d) Exhibits

Exhibit	Description
10.1	Asset Purchase Agreement dated August 15, 2019 between The Native SA and Facebank AG (formerly Oakley Capital International AG).
99.1	Press Release issued by Pulse Evolution Group, Inc. on September 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Evolution Group, Inc.

Date: September 25, 2019	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer